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                                                                    EXHIBIT 23.7

                               CONSENT OF ACTUARY

        We hereby consent to the references to our opinions dated December 22, 1995 and February 7, 1996 to Financial Benefit Life Insurance Company, a wholly owned subsidiary of Financial Benefit Group, Inc. (the "Company"), in the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company with and into AmVestors Acquisition Subsidiary, Inc., a wholly owned subsidiary of AmVestors Financial Corporation, and to the references to us under the headings "Plan of Merger -- Background of the Merger -- Opinions of Financial Advisors" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                     MILLIMAN & ROBERTSON, INC.

                                     By:/s/ Edward P. Mohoric
                                        ------------------------------

                                     Name:Edward P. Mohoric
                                          ----------------------------

                                     Title: Consulting Actuary
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Radnor, Pennsylvania
February 22, 1996